Press Release

SANTANDER BANCORP REPORTS EARNINGS FOR THE

SECOND QUARTER AND FIRST SEMESTER OF 2005

  Net income for the quarter ended June 30, 2005 reached $19.3 million, or $0.41 per share, a 20.0% improvement over net income of $16.0 million, or $0.34 per share reported for the second quarter of 2004.

  Net income for the semester ended June 30, 2005 reached $44.8 million, or $0.96 per share, an 8.5% improvement over net income of $41.3 million or $0.88 per share for the first semester of 2004.

  Income before provision for income taxes for the quarter increased by 70.7% when compared to the second quarter of 2004 and by 36.9% for the first semester of 2005 when compared to the same period in 2004.

  Non-interest income for the second quarter of 2005 improved 40.7% reaching $32.5 million, compared to $23.1 million for the same period in 2004 and improved 20.1% for the first semester of 2005 when compared to the same period in 2004.

  Net loans, including loans held for sale, reached $6.0 billion as of June 30, 2005, an increase of 23.4% compared to net loans as of June 30, 2004.

  Deposits totaled $5.7 billion as of June 30, 2005, an increase of $1.3 billion or 29.9%, compared with $4.4 billion at June 30, 2004. Non-interest bearing deposits, when compared to June 30, 2004, increased by $95.3 million or 13.7% reaching $792.7 million as June 30, 2005.

  Total assets reached $8.5 billion as of June 30, 2005, a 7.3% improvement over total assets of $8.0 billion as of June 30, 2004.

  Non-performing loans to total loans improved to 1.27% as of June 30, 2005, from 1.95% as of June 30, 2004, a reduction of 68 basis points.

  Allowance for loan losses to non-performing loans improved 1,619 basis points from 69.45% as of June 30, 2004 to 85.64% as of June 30, 2005, and 659 basis points from 79.05% as of December 31, 2004.

  For the quarter ended June 30, 2005, the efficiency ratio (on a tax equivalent basis) showed an improvement of 570 basis points compared to the same period in 2004, reaching 61.79%. For the semester ended June 30, 2005, the efficiency ratio (on a tax equivalent basis) improved 401 basis points reaching 62.06%.

  The common stock dividend for the second quarter of 2005 was $0.16 compared to $0.11 for the same period in 2004, resulting in a current annualized dividend yield of 2.55%.

San Juan, Puerto Rico, July 28, 2005 - Santander BanCorp (NYSE: SBP; LATIBEX: XSBP) ("the Company"), reported today its unaudited financial results for the quarter and the semester ended June 30, 2005. Net income for the quarter ended June 30, 2005 reached $19.3 million, a 20.0% improvement over net income of $16.0 million reported during the second quarter of 2004. For the first semester of 2005, net income amounted to $44.8 million, an 8.5% increase over net income of $41.3 million for the six-month period ended June 30, 2004. Income before provision for income taxes for the quarter and semester ended June 30, 2005 increased by 70.7% and 36.9%, respectively, when compared to the same periods of 2004.

Net income for the quarter ended June 30, 2005 reached $19.3 million or $0.41 per common share. This represents an increase of 20.0% over net income for the quarter ended June 30, 2004 of $16.0 million or $0.34 per common share. Annualized Return on Average Common Equity (ROE) and Return on Average Assets (ROA) were 12.57% and 0.95%, respectively, for the quarter ended June 30, 2005, compared to 13.8% and 0.86%, respectively, for the second quarter of 2004. The Efficiency Ratio for the quarter ended June 30, 2005 reflected a significant improvement of 570 basis points, reaching 61.79% compared to 67.49% for the quarter ended June 30, 2004.

Net income for the six-month period ended June 30, 2005 reached $44.8 million or $0.96 per common share. This represents an increase of 8.5% over net income reported for the six-month period ended June 30, 2004 of $41.3 million or $0.88 per common share. ROE and ROA were 15.37% and 1.10%, respectively, at June 30, 2005, compared to ROE and ROA of 17.35% and 1.12%, respectively, at June 30, 2004. The Efficiency Ratio1 for the six-month period ended June 30, 2005 also reflected a significant improvement of 401 basis points, reaching 62.06% compared to 66.07% for the six-month period ended June 30, 2004.

Shares and earnings per share computations for 2004 presented in the accompanying financial information have been adjusted retroactively to reflect the 10% stock dividend declared by the Board of Directors on July 9, 2004.

Income Statement

The 20.0% increase in net income for the quarter ended June 30, 2005 compared to the same period in 2004 was principally due to an increase of $9.4 million in non-interest income and a decrease in the provision for loan losses of $2.0 million. These changes were reduced by an increase in income tax expense of $8.1 million.

The increase of $3.5 million or 8.5% in net income for the six-month period ended June 30, 2005 compared to the amount reported for the same period in 2004 was principally due to an increase of $11.9 million in non-interest income, an increase of $1.5 million in net interest income and a decrease in the provision for loan losses of $4.0 million. These changes were partially offset by an increase in operating expenses and income tax expense of $1.4 million and $12.6 million, respectively.

For the quarter ended June 30, 2005, net interest income1 amounted to $56.5 million, a decrease of 2.7% compared to $58.0 million for the second quarter in 2004. This decrease was principally due to an increase in the cost of funds of 90 basis points that was partially offset by an increase in the yield on interest earning assets of 46 basis points.

For the second quarter of 2005 average earnings assets increased by $520.1 million offset by an increase in average earnings liabilities of $450.9 million. The increase in average interest earning assets compared to the second quarter of 2004 was driven by an increase in average net loans of $1.3 billion which was partially offset by a decrease in average investment securities. The decrease in investment securities is mainly attributed to the sale of $785 million of securities during the first quarter of 2005 resulting in a reduction in the yield on investment securities of 23 basis points from 4.84% for the quarter ended June 30, 2004 to 4.61% for the quarter ended June 30, 2005, which further explains the reduction in net interest income for the quarter. The above mentioned sale generated a gain of $16.9 million that was partially offset by a loss of $6.7 million on the extinguishment of certain term repo transactions that were funding part of the securities sold. The increase in average interest bearing liabilities of $450.9 million was driven by an increase in average time deposits of $1.0 billion or 65.7%, being partially offset by a decrease in average borrowings of $537.6 million as compared to the quarter ended June 30, 2004.

For the six-month period ended June 30, 2005, net interest income1 amounted to $116.5 million, a decrease of 0.2% compared to $116.7 million reported for the same period in 2004. The decrease is mainly attributed to an increment of 71 basis points in the cost of funds while the yield in interest earning assets increased 30 basis points. Further expanding on the behavior of net interest income for the period referred to above, average net loans increased $1.3 billion or 29.7%. This increment was partially offset by a reduction in average investment securities of $589.7 million and an increment in average interest bearing liabilities of $663.9 or 10.9% as compared to June 30, 2004.

Net interest margin1 for the second quarter of 2005 was 2.94% compared with 3.24% for the second quarter of 2004. This decrease of 30 basis points in net interest margin1 was mainly due to an increase of 90 basis points in the average cost of interest bearing liabilities due to short-term interest rate increases. The Federal Reserve increased the discount rate by 225 basis points during the period from June 2004 to June 2005. The average yield on interest earning assets increased 46 basis points also as a result of the higher interest rate scenario. The average yield on the commercial loan portfolio, which has a high proportion of floating rate loans, increased 106 basis points during the period. Compared to the sequential quarter ended March 31, 2005, the decrease in the net interest margin1 was 14 basis points. This reduction was mainly due to an increase of 27 basis points in the cost of funding earning assets, and a reduction of 58 basis points in the average yield of the investment securities portfolio, which was offset by an increase of 21 basis points in the average yield of the loan portfolio for a total increase of 12 basis points in the average yield of earning assets.

Net interest margin1 for the semester ended June 30, 2005 was 3.01% compared with 3.33% to the first semester of 2004. This decrease of 32 basis points in net interest margin1 was mainly due to an increment of 71 basis points in the average cost of interest bearing liabilities due to short-term interest rate increases, while the average yield of interest earnings assets increased by 30 basis points.

 The provision for loan losses reflected a decrease of $2.0 million or 32.5% from $6.0 million for the quarter ended June 30, 2004 to $4.1 million for the second quarter in 2005. For the six-month period ended June 30, 2005, the reduction in the provision for loan losses was $4.0 million or 27.1% compared to the same period in 2004. The reduction in the provision for loan losses was due to a 20.2% decrease in non-performing loans which are down to $76.6 million as of June 30, 2005, from $96.0 million as of June 30, 2004, and $87.5 million as of December 31, 2004. In addition, there was a reduction in non-performing commercial loans without real estate collateral of $9.2 million or 43.8%, compared to June 2004 which had a direct positive impact on the level of the allowance required for this specific portfolio.

Other income increased $9.4 million or 40.7% to $32.5 million for the quarter ended June 30, 2005, from $23.1 million for the same period in 2004. This increase was the result of higher gain on sale of loans of $6.2 million. This gain resulted from the sale of certain charged off consumer loans to an unrelated third party. In addition, higher broker-dealer, asset management and insurance fees of $1.0 million, higher credit card fees of $0.5 million, and higher recognition of mortgage servicing rights on mortgage loans sold of $0.9 million contributed to the increase in other income for the quarter ended June 30, 2005.

For the semester ended June 30, 2005, other income increased $12.0 million or 20.1% to $71.6 million from $59.6 million compared to the same period in 2004. This increase was the result of higher gain on sale of securities of $8.4 million. During March 2005, the Company modified its asset/liability mix to adjust for expectations of further rises in short term rates and a flattening yield curve. The Company sold $785 million of investment securities and realized a gain of $16.9 million. This gain was partially offset by a loss of $6.7 million on the extinguishment of certain term repo transactions that were funding part of the securities sold. As previously mentioned, during the first semester of 2005 there was a higher gain on sale of loans of $7.1 million as a result of the sale of certain previously charged off consumer loans to an unrelated third party. Further explaining the increment in other income for the semester ended June 30, 2005, there was an increase in the gain on derivatives of $3.0 million and higher broker-dealer, asset management and insurance fees of $1.1 million. These gains were partially offset by lower trading gains of $0.8 million.

For the quarter ended June 30, 2005, the Efficiency Ratio1 improved 570 basis points to 61.79% compared to 67.49% for the quarter ended June 30, 2004. This improvement was mainly the result of higher revenues (excluding gains on sales of securities, loss on extinguishment of debt during 2005, and gain on the sale of a building during 2004) and stable operating expenses during the periods. For the six-month period ended June 30, 2005, the Efficiency Ratio1 improved 401 basis points to 62.06% from 66.07% for the same period in 2004. This improvement was the result of higher revenues (excluding gains on sales of securities, loss on extinguishment of debt during 2005 and gain on the sale of a building during the first quarter of 2004) partially offset by an increase of $1.4 million in other operating expenses.

Operating expenses remained essentially at the same level for the quarters ended June 30, 2005 and 2004. An increase in salaries and employee benefits of $1.4 million was offset by a decrease in other operating expenses of $1.4 million. The increase in salaries and employee benefits was due to higher salaries and a decrease in expenses deferred as loan origination costs, and was partially offset by a decrease in severance payments, commissions and bonuses. Other operating expenses reflected a decrease of $1.4 million as a result of decreases in EDP servicing expense, collections and related legal costs, provision for repossessed assets and related expenses, and equipment expenses.

For the six-month period ended June 30, 2005, operating expenses increased $1.4 million or 1.3% when compared to the same period in 2004. There was an increase of $2.1 million in salaries and employee benefits that was only partially offset by a decrease of $0.7 million in other operating expenses. The increase in salaries and employee benefits was due to higher salaries and a decrease in expenses deferred as loan origination costs, and was partially offset by a decrease in severance payments, commissions and bonuses.

Balance Sheet

Total assets as of June 30, 2005 increased by $577.7 million or 7.3% to $8.5 billion compared to $8.0 billion as of June 30, 2004, and $188.2 million or 2.3% compared to total assets of $8.3 billion as of December 31, 2004. As of June 30, 2005, there was an increase of $1.1 billion in net loans, including loans held for sale (further explained below) compared to June 30, 2004 balances and $464.1 million compared to December 31, 2004 balances. The investment securities portfolio decreased by $919.1 million, from $2.4 billion as of June 30, 2004 to $1.5 billion as of June 30, 2005.

The net loan portfolio, including loans held for sale, reflected an increase of 23.4% or $1.1 billion, reaching $6.0 billion at June 30, 2005, compared to the figures reported as of June 30, 2004. Compared to December 31, 2004, the net loan portfolio grew by $464.1 million or 8.4% from $5.5 billion. The mortgage loan portfolio at June 30, 2005 grew $854.2 million or 41.8% compared to June 30, 2004 and $317.4 million or 12.3% compared to December 31, 2004. The commercial loan portfolio (including construction loans) and the consumer loan portfolio also reflected increases of $179.2 million or 7.3% and $97.2 million or 23.5%, respectively, as of June 30, 2005, compared to June 30, 2004. Compared to December 31, 2004 the commercial and consumer loan portfolios reflected increases of $86.1 million or 3.4% and $57.2 million or 12.6%, respectively. Compared to the sequential quarter ended March 31, 2005, the annualized growth in the mortgage, commercial and consumer loan portfolio was 20.3%, 11.8% and 33.4%, respectively. The annualized growth in the consumer loan portfolio is attributable to an increment of 45.2% and 28.7% in credit cards and other consumer loans, respectively.

Mortgage loans originated for the second quarter of 2005 reached $205.1 million and net purchases were $33.9 million, composed of $89.7 million loans purchased and $55.8 million of loans sold. The mortgage loans purchased and sold during the second quarter of 2005 were negotiated at their fixed rates. Mortgage loan originations for the first semester of 2005 reached $377.4 million and net purchases were $144.5 million composed of $289.9 million loans purchased and $145.4 million loans sold. Of the $289.9 million of loans purchased during the first semester of 2005, $200.2 million were fixed rate loans that were swapped to create floating rate assets and the mortgage loans were sold at their fixed rates.

Deposits at June 30, 2005 reflected an increase of $1.3 billion or 29.9%, compared to deposits of $4.4 billion as of June 30, 2004 and $971.0 million or 20.5%, compared to deposits of $4.7 billion as of December 31, 2004, respectively. Non-interest bearing deposits, when compared to June 30, 2004 and December 31, 2004, increased by $95.3 million or 13.7% and $48.6 million or 6.5%, respectively, reaching $792.7 million as June 30, 2005. This increase was also in line with the objective of enhancing customer activity and market share. Total borrowings at June 30, 2005 (comprised of federal funds purchased and other borrowings, securities sold under agreements to repurchase, commercial paper issued, and term and capital notes) decreased $855.2 million or 29.9% and $857.8 million or 30.0%, compared to borrowings at June 30, 2004 and December 31, 2004, respectively.

Financial Strength

Non-performing loans to total loans as of June 30, 2005 was 1.27%, a 68 basis point improvement over the reported 1.95% as of June 30, 2004, and a 30 basis point improvement over the reported 1.57% as of December 31, 2004. Non-performing loans at June 30, 2005 amounted to $76.6 million, a 20.2% improvement compared to $96.0 million as of June 30, 2004, and a 12.4% improvement compared to $87.5 million as of December 31, 2004. There had been an improving trend in this indicator during 2004, which has continued throughout the first semester of 2005.

The annualized ratio of net charge-offs to average loans for the semester ended June 30, 2005 improved 29 basis points to 0.50% from 0.79% reported for the semester ended June 30, 2004. Management is committed and has directed its efforts to continue improving this ratio.

The allowance for loan losses to total non-performing loans at June 30, 2005 improved to 85.64% compared to 69.45% at June 30, 2004 and 79.05% at December 31, 2004. Excluding non-performing mortgage loans (for which the Company has historically had a minimal loss experience) this ratio is 208.0% at June 30, 2005 compared to 140.4% as of June 30, 2004 and 135.0% as of December 31, 2004. The allowance for loan losses represents 1.09% of total loans as of June 30, 2005, a 27 basis point reduction over 1.36% reported as of June 30, 2004 and a 15 basis point reduction over the 1.24% reported as of December 31, 2004. The allowance for loan losses to total loans excluding mortgage loans as of June 30, 2005 was 2.09%.

As of June 30, 2005, total capital to risk-adjusted assets (BIS ratio) reached 12.34% and Tier I capital to risk-adjusted assets and leverage ratios were 9.75% and 6.52%, respectively.

The Legislature of Puerto Rico approved a temporary, two-year surtax of 2.5% for corporations effective for taxable years beginning after December 31, 2004, which would increase the maximum marginal tax rate from 39% to 41.5%. The new proposal is pending signature by the Governor of Puerto Rico. The implementation of the new proposal, if signed into law, should not have a significant impact on the Corporation's results of operations for the year.

Customer Financial Assets Under Control

As of June 30, 2005, the Company had $13.8 billion in Customer Financial Assets Under Control, which represents a 20.0% or $2.3 billion increase over balances as of June 30, 2004. This is a significant part of the financial assets of Puerto Rico households and reflects the Company's strong positioning in its primary market. Customer Financial Assets Under Control include bank deposits (excluding brokered deposits), broker-dealer customer accounts, mutual fund assets managed, and trust, institutional and private accounts under management. The growth in customer financial assets and the stability of customer deposits is a strong indication of the Company's successful efforts to regain market share and reposition itself as a leading provider of financial services.

Shareholder Value

During the first semester of 2005, Santander BanCorp declared a cash dividend of 32 cents per common share, resulting in a current annualized dividend yield of 2.55%. Market capitalization reached approximately $1.2 billion as of June 30, 2005.

There were no stock repurchases during 2005 and 2004 under the Stock Repurchase Program. As of June 30, 2005, the Company had acquired, as treasury stock, a total of 4,011,260 shares of common stock, amounting to $67.6 million.

Institutional Background

Santander BanCorp is a publicly held financial holding company that is traded on the New York Stock Exchange (SBP) and on Latibex (Madrid Stock Exchange) (XSBP). 89% of the outstanding common of Santander BanCorp is owned by Banco Santander Central Hispano, S.A (Santander). The Company has three wholly owned subsidiaries, Banco Santander Puerto Rico, Santander Securities Corporation and Santander Insurance Agency. Banco Santander Puerto Rico has been operating in Puerto Rico for nearly three decades. It offers a full array of services through 65 branches in the areas of commercial, mortgage and consumer banking, supported by a team of over 1,600 employees. Santander Securities offers securities brokerage services and provides portfolio management services through its wholly owned subsidiary Santander Asset Management Corporation. Santander Insurance Agency offers life, health and disability coverage as a corporate agent and also operates as a general agent. For more information, visit the Company's website at www.santandernet.com.

Santander (SAN.MC, STD.N) is the 9th largest bank in the world by market capitalization and the largest in the Euro Zone. Founded in 1857, Santander has 63 million customers, 9,970 offices and a presence in over 40 countries. It is the largest financial group in Spain and Latin America, and is a major player elsewhere in Europe, including the United Kingdom through its Abbey subsidiary and Portugal, where it is the third largest banking group. Through Santander Consumer it also operates a leading consumer finance franchise in Germany, Italy, Spain and nine other European countries. In 2004, Santander recorded €3.6 billion in net attributable profits.

In Latin America, Santander manages over US$130 billion in business volumes (loans, deposits and off-balance sheet assets under management) through 4,000 offices in 10 countries.

Projected calendar for SBP reporting 2005 quarterly financial results

Third quarter results - October 27, 2005

Fourth quarter results - January 27, 2006

For more information contact:

María Calero (787) 777-4437

Evelyn Vega (787) 777-4546

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industry in which the Company operates, its beliefs and its management's assumptions.  Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

1 On a tax equivalent basis.